UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2016

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 7, 2016, Pamela Contag, Ph.D. and Elin Miller, currently Class III directors of Marrone Bio Innovations, Inc. (the “Company”), notified the Company that they have decided not to stand for re-election to the Company’s board of directors (the “Board”) at the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”), scheduled to be held on May 25, 2016. Dr. Contag and Ms. Miller expect to continue to serve as members of the Board until the Annual Meeting, including their service on the Compensation Committee and the Nominating and Corporate Governance Committee (the “Committees”). Dr. Contag’s and Ms. Miller’s respective decisions not to stand for re-election were for personal reasons and time considerations and did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

The Board has determined to include a new director nominee for election at the Annual Meeting in the Company’s forthcoming proxy statement, and that effective upon the commencement of the Annual Meeting, the size of the Board will be reduced to seven and the number of Class III directors will be reduced to two.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: April 12, 2016	By:	/s/ Linda V. Moore
Linda V. Moore
Senior Vice President, General Counsel and Secretary